Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

GOODRICH PETROLEUM CORPORATION
(a Delaware corporation)

Article I
CORPORATE OFFICES

Section 1.1         Registered Office. The registered office of the Corporation shall be fixed in the Certificate of Incorporation of the Corporation.

Section 1.2         Other Offices. The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as otherwise required by law, at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

Article II
MEETINGS OF STOCKHOLDERS

Section 2.1         Annual Meeting. The annual meeting of stockholders, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, either within or without the State of Delaware, on such date, and at such time as the Board of Directors shall fix. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

Section 2.2         Special Meeting. Except as otherwise required by law, and except as otherwise provided for or fixed pursuant to the Certificate of Incorporation a special meeting of the stockholders of the Corporation may be called at any time by the Board of Directors. Except as otherwise required by law, and except as otherwise provided for or fixed pursuant to the Certificate of Incorporation, special meetings of the stockholders of the Corporation may not be called by any other person or persons. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Board of Directors. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled pursuant to this Section 2.2.

Section 2.3         Notice of Stockholders’ Meetings.

(a)        Whenever stockholders are required or permitted to take any action at a meeting, notice of the place, if any, date, and time of the meeting of stockholders, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining the stockholders entitled to notice of the meeting) and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given. The notice shall be given not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws. In the case of a special meeting, the purpose or purposes for which the meeting is called also shall be set forth in the notice. Except as otherwise required by law, notice may be given personally or by mail or by electronic transmission to the extent permitted by Section 232 of the General Corporation Law of the State of Delaware (the “DGCL”). If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to each stockholder at such stockholder’s address as it appears on the records of the Corporation. Notice by electronic transmission shall be deemed given as provided in Section 232 of the DGCL. An affidavit that notice has been given, executed by the Secretary of the Corporation or any transfer agent or other agent of the Corporation, shall be prima facie evidence of the facts stated in the notice in the absence of fraud. Notice shall be deemed to have been given to all stockholders who share an address if notice is given in accordance with Section 233 of the DGCL.

(b)        When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 7.5(a), and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.4         Organization.

(a)        Meetings of stockholders shall be presided over by Christopher N. O’Sullivan (to the extent he is then a Director of the Corporation), and in his absence, by another person designated by the Board of Directors. The Secretary of the Corporation, or in his or her absence, a person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting and keep a record of the proceedings thereof.

(b)        The date and time of the opening and the closing of the polls for each matter upon which the stockholders shall vote at a meeting of stockholders shall be announced at the meeting. The Board of Directors may adopt such rules and regulations for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the authority to adopt and enforce such rules and regulations for the conduct of any meeting of stockholders and the safety of those in attendance as, in the judgment of the chairman, are necessary, appropriate or convenient for the conduct of the meeting. Rules and regulations for the conduct of meetings of stockholders, whether adopted by the Board of Directors or by the chairman of the meeting, may include without limitation, establishing: (i) an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies and such other persons as the chairman of the meeting shall permit; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted for consideration of each agenda item and for questions and comments by participants. Subject to any rules and regulations adopted by the Board of Directors, the chairman of the meeting may convene and, for any reason, from time to time, adjourn and/or recess any meeting of stockholders pursuant to Section 2.6. The chairman of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power to declare that a nomination or other business was not properly brought before the meeting if the facts warrant, and if such chairman should so declare, such nomination shall be disregarded or such other business shall not be transacted.

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Section 2.5         Quorum. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, at any meeting of stockholders, a majority of the voting power of the stock outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. If a quorum is not present or represented at any meeting of stockholders, then the chairman of the meeting, or a majority of the voting power of the stock present in person or represented by proxy at the meeting and entitled to vote thereon, shall have power to adjourn or recess the meeting from time to time in accordance with Section 2.6, until a quorum is present or represented. Subject to applicable law, if a quorum initially is present at any meeting of stockholders, the stockholders may continue to transact business until adjournment or recess, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, but if a quorum is not present at least initially, no business other than adjournment or recess may be transacted.

Section 2.6         Adjourned or Recessed Meeting. Any annual or special meeting of stockholders, whether or not a quorum is present, may be adjourned or recessed for any reason from time to time by the chairman of the meeting, subject to any rules and regulations adopted by the Board of Directors pursuant to Section 2.3(b). Any such meeting may be adjourned for any reason (and may be recessed if a quorum is not present or represented) from time to time by a majority of the voting power of the stock present in person or represented by proxy at the meeting and entitled to vote thereon. At any such adjourned or recessed meeting at which a quorum may be present, any business may be transacted that might have been transacted at the meeting as originally called.

Section 2.7         Voting.

(a)        Except as otherwise required by law or the Certificate of Incorporation each holder of stock of the Corporation entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of such stock held of record by such holder that has voting power upon the subject matter in question.

(b)        Except as otherwise required by law, the Certificate of Incorporation, these Bylaws or any law, rule or regulation applicable to the Corporation or its securities, at each meeting of stockholders at which a quorum is present, all corporate actions to be taken by vote of the stockholders shall be authorized by the affirmative vote of at least a majority of the voting power of the stock present in person or represented by proxy and entitled to vote on the subject matter. Voting at meetings of stockholders need not be by written ballot.

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Section 2.8         Proxies. Every stockholder entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more persons authorized to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after 11 months from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or executed new proxy bearing a later date.

Section 2.9         Action by Written Consent.

(a)        Except as otherwise provided for or fixed pursuant to the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, are signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all the shares entitled to vote thereon were present and voted.

(b)        A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 2.9 to the extent permitted by law. Any such consent shall be delivered in accordance with Section 228(d)(1) of the DGCL. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation in the manner required by this Section 2.9.

(c)        Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Section 2.10       Meetings by Remote Communications. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the DGCL. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that: (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

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Article III
DIRECTORS

Section 3.1         Powers. Except as otherwise required by the DGCL or as provided in the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities these Bylaws expressly confer upon it, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these Bylaws required to be exercised or done by the stockholders.

Section 3.2         Number, Term of Office and Election. Except as otherwise provided for or fixed pursuant to the Certificate of Incorporation, the Board of Directors shall consist of one member. Notwithstanding anything herein to the contrary, the following person shall be designated as the initial Director of the Board: Christopher N. O’Sullivan. At any meeting of stockholders at which directors are to be elected or the number of directors are to be amended, directors shall be elected or the number of directors shall be amended, as applicable, by a majority of the votes cast. Each director shall hold office until the next election of directors and until his or her successor shall have been duly elected and qualified. Directors need not be stockholders unless so required by the Certificate of Incorporation or these Bylaws, wherein other qualifications for directors may be prescribed.

Section 3.3         Vacancies and Newly Created Directorships. Unless otherwise required by law or resolution of the Board of Directors, newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by the affirmative vote of a majority of the remaining directors then in office and entitled to vote thereon, even though less than a quorum, or by the sole remaining director, and any director so chosen shall hold office until the next election of directors and until his or her successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

Section 3.4         Resignations and Removal.

(a)        Any director may resign at any time upon notice given in writing or by electronic transmission to the Board of Directors, the Chairman of the Board of Directors or the Secretary of the Corporation. Such resignation shall take effect upon delivery, unless the resignation specifies a later effective date or time or an effective date or time determined upon the happening of an event or events. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

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(b)        Unless otherwise restricted by law, any director, or the entire Board of Directors, may be removed, with or without cause, by the affirmative vote of at least a majority of the voting power of the stock outstanding and entitled to vote thereon.

Section 3.5         Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, within or without the State of Delaware, on such date or dates and at such time or times, as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 3.6         Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by a majority of the Board of Directors by giving written notice thereof to the other directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place, within or without the State of Delaware, date and time of such meetings. Notice of each such meeting shall state the time, date and purpose or purposes of the proposed meeting and shall be given to each director, if by mail, addressed to such director at his or her residence or usual place of business, so that it is actually received no less than two business days and no more than 14 calendar days prior to the date of the meeting.

Section 3.7         Participation in Meetings by Conference Telephone. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 3.8         Quorum and Voting. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the presence in person or by proxy of a majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the vote of a majority of the directors present at a duly held meeting at which a quorum is present shall be the act of the Board of Directors. The chairman of the meeting or a majority of the directors present may adjourn the meeting to another time and place whether or not a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 3.9         Board of Directors Action by Written Consent Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting, provided that the Board of Directors unanimously consent in writing or by electronic transmission to such action, and the writing or writings or electronic transmission or transmissions are filed with the minutes or proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action shall be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective.

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Section 3.10       Chairman of the Board. The Chairman of the Board shall preside at meetings of stockholders and directors and shall perform such other duties as the Board of Directors may from time to time determine. If the Chairman of the Board is not present at a meeting of the Board of Directors, another director chosen by the Board of Directors shall preside.

Section 3.11       Rules and Regulations. The Board of Directors shall adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation or these Bylaws for the conduct of its meetings and management of the affairs of the Corporation as the Board of Directors shall deem proper.

Section 3.12       Fees and Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation, directors may receive such compensation, if any, for their services on the Board of Directors and its committees, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors.

Section 3.13       Emergency Bylaws. In the event of any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee of the Board of Directors cannot readily be convened for action, then the director or directors in attendance at the meeting shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board of Directors as they shall deem necessary and appropriate.

Article IV
COMMITTEES

Section 4.1         Committees of the Board of Directors. The Board of Directors may designate one or more committees, each such committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by law and provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval; or (b) adopting, amending or repealing any bylaw of the Corporation. All committees of the Board of Directors shall keep minutes of their meetings and shall report their proceedings to the Board of Directors when requested or required by the Board of Directors.

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Section 4.2         Meetings and Action of Committees. Unless the Board of Directors provides otherwise by resolution, any committee of the Board of Directors may adopt, alter and repeal such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation or these Bylaws for the conduct of its meetings as such committee may deem proper. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, and except as otherwise provided in a resolution of the Board of Directors: (a) a majority of the directors then serving on a committee shall constitute a quorum for the transaction of business by the committee; provided, however, that in no case shall a quorum be less than one-third of the directors then serving on the committee; and (b) the vote of a majority of the members of a committee present at a meeting at which a quorum is present shall be the act of the committee.

Article V
OFFICERS

Section 5.1         Officers. The officers of the Corporation shall consist of a Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Secretary, Vice President and such other officers as the Board of Directors may from time to time determine, each of whom shall be elected by the Board of Directors, each to have such authority, functions or duties as set forth in these Bylaws or as determined by the Board of Directors. Each officer shall be elected by the Board of Directors and shall hold office for such term as may be prescribed by the Board of Directors and until such person’s successor shall have been duly elected and qualified, or until such person’s earlier death, disqualification, resignation or removal. Any number of offices may be held by the same person; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Certificate of Incorporation or these Bylaws to be executed, acknowledged or verified by two or more officers. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

Section 5.2         Compensation. The salaries of the officers of the Corporation and the manner and time of the payment of such salaries shall be fixed and determined by the Board of Directors (or by a duly authorized officer) and may be altered by the Board of Directors from time to time as it deems appropriate, subject to the rights, if any, of such officers under any contract of employment.

Section 5.3         Removal, Resignation and Vacancies. Any officer of the Corporation may be removed, with or without cause, by the Board of Directors or by a duly authorized officer, without prejudice to the rights, if any, of such officer under any contract to which it is a party. Any officer may resign at any time upon notice given in writing or by electronic transmission to the Corporation, without prejudice to the rights, if any, of the Corporation under any contract to which such officer is a party. If any vacancy occurs in any office of the Corporation, the Board of Directors may elect a successor to fill such vacancy for the remainder of the unexpired term and until a successor shall have been duly elected and qualified.

Section 5.4         Chief Executive Officer. The Chief Executive Officer shall have general responsibility for the management and control of the operations of the Corporation. The Chief Executive Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors may from time to time determine.

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Section 5.5         Chief Operating Officer. The Chief Operating Officer shall perform the duties and exercise the powers of the Chief Executive Officer in the event of the Chief Executive Officer’s absence or disability, unless otherwise determined by the Chief Executive Officer or the Managers.

Section 5.6         Chief Financial Officer. The Chief Financial Officer will keep or cause to be kept the books of account of the Corporation and will render statements of the financial affairs of the Corporation in such form and as often as required under these Bylaws, the Directors or the Chief Executive Officer. The Chief Financial Officer shall have responsibility for the custody and control of all funds and securities of the Corporation. The Chief Financial Officer will perform all other duties commonly incident to the office of treasurer or Chief Financial Officer and will perform such other duties and have such other powers as these Bylaws, the Directors or the Chief Executive Officer designates from time to time.

Section 5.7         Vice President. The Vice Presidents, in the order of their seniority, will perform the duties and exercise the powers of the Chief Executive Officer if the Chief Executive Officer and the Chief Operating Officer are absent or disabled, unless otherwise determined by the Chief Executive Officer, and will have such authority and responsibilities delegated to them by the Directors or the Chief Executive Officer

Section 5.8         Secretary. The powers and duties of the Secretary are: (i) to act as Secretary at all meetings of the Board of Directors, of the committees of the Board of Directors and of the stockholders and to record the proceedings of such meetings in a book or books to be kept for that purpose; (ii) to see that all notices required to be given by the Corporation are duly given and served; (iii) to act as custodian of the seal of the Corporation and affix the seal or cause it to be affixed to all certificates of stock of the Corporation, should such stock be certificated, and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; (iv) to have charge of the books, records and papers of the Corporation and see that the reports, statements and other documents required by law to be kept and filed are properly kept and filed; and (v) to perform all of the duties incident to the office of Secretary. The Secretary shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors or the Chief Executive Officer may from time to time determine.

Section 5.9         Additional Matters. Any other officer appointed by the Board of Directors shall have such authority and responsibilities as the Board or the Chief Executive Officer may delegate to such officer from time to time.

Section 5.10       Checks; Drafts; Evidences of Indebtedness. From time to time, the Board of Directors shall determine the method, and designate (or authorize officers of the Corporation to designate) the person or persons who shall have authority, to sign or endorse all checks, drafts, other orders for payment of money and notes, bonds, debentures or other evidences of indebtedness that are issued in the name of or payable by the Corporation, and only the persons so authorized shall sign or endorse such instruments.

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Section 5.11       Corporate Contracts and Instruments; How Executed. Except as otherwise provided in these Bylaws, the Board of Directors may determine the method, and designate (or authorize officers of the Corporation to designate) the person or persons who shall have authority to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized, or within the power incident to a person’s office or other position with the Corporation, no person shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 5.12       Signature Authority. Unless otherwise specifically determined by the Board of Directors or otherwise provided by law or these Bylaws, contracts, evidences of indebtedness and other instruments or documents of the Corporation may be executed, signed or endorsed: (i) by the Chief Executive Officer; or (ii) by the Secretary, in each case only with regard to such instruments or documents that pertain to or relate to such person’s duties or business functions.

Section 5.13       Action with Respect to Securities of Other Corporations or Entities. Any officer of the Corporation authorized by the Board of Directors is authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares or other equity interests of any other corporation or entity, or corporations or entities, standing in the name of the Corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

Section 5.14       Delegation. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding the foregoing provisions of this Article V.

Article VI
INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 6.1         Right to Indemnification.

(a)        Each person who was or is a party or is threatened to be made a party to, or was or is otherwise involved in, any action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry, judicial, administrative or legislative hearing, or any other threatened, pending or completed proceeding, whether brought by or in the right of the Corporation or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative or other nature (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), or by reason of anything done or not done by him or her in any such capacity, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes, penalties and amounts paid in settlement by or on behalf of the indemnitee) actually and reasonably incurred by such indemnitee in connection therewith, all on the terms and conditions set forth in these Bylaws; provided, however, that, except as otherwise required by law or provided in Section 6.3 with respect to suits to enforce rights under this Article VI, the Corporation shall indemnify any such indemnitee in connection with a proceeding, or part thereof, voluntarily initiated by such indemnitee (including claims and counterclaims, whether such counterclaims are asserted by: (i) such indemnitee; or (ii) the Corporation in a proceeding initiated by such indemnitee) only if such proceeding, or part thereof, was authorized or ratified by the Board of Directors or the Board of Directors otherwise determines that indemnification or advancement of expenses is appropriate.

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Section 6.2         Right to Advancement of Expenses.

(a)        In addition to the right to indemnification conferred in Section 6.1, an indemnitee shall, to the fullest extent permitted by law, also have the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that an advancement of expenses shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article VI or otherwise.

Section 6.3         Right of Indemnitee to Bring Suit. If a request for indemnification under Section 6.1 is not paid in full by the Corporation within 60 days, or if a request for an advancement of expenses under Section 6.2 is not paid in full by the Corporation within 20 days, after a written request has been received by the Secretary of the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation in a court of competent jurisdiction in the State of Delaware seeking an adjudication of entitlement to such indemnification or advancement of expenses. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit to the fullest extent permitted by law. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met any applicable standard of conduct for indemnification set forth in the DGCL. Further, in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard of conduct for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under applicable law, this Article VI or otherwise shall be on the Corporation.

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Section 6.4         Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any law, agreement, vote of stockholders or disinterested directors, provisions of a certificate of incorporation or bylaws, or otherwise.

Section 6.5         Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 6.6         Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent and in the manner permitted by law, and to the extent authorized from time to time, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation.

Section 6.7         Nature of Rights. The rights conferred upon indemnitees in this Article VI shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VI that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

Section 6.8         Settlement of Claims. Notwithstanding anything in this Article VI to the contrary, the Corporation shall not be liable to indemnify any indemnitee under this Article VI for any amounts paid in settlement of any proceeding effected without the Corporation’s written consent, which consent shall not be unreasonably withheld.

Section 6.9         Subrogation. In the event of payment under this Article VI, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee (excluding insurance obtained on the indemnitee’s own behalf), and the indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

Section 6.10         Procedures for Submission of Claims. The Board of Directors may establish reasonable procedures for the submission of claims for indemnification pursuant to this Article VI, determination of the entitlement of any person thereto and review of any such determination.

Section 6.11         Severability. If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law: (a) the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Corporation provide protection to the indemnitee to the fullest extent set forth in this Article VI.

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Article VII
CAPITAL STOCK

Section 7.1         Certificated and Uncertificated Stock. The shares of the Corporation shall be uncertificated; provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be certificated shares. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by any two authorized officers of the Corporation, including, without limitation, the Chief Executive Officer, the Chief Financial Officer, or the Secretary, of the Corporation certifying the number of shares owned by such holder in the Corporation. Any or all such signatures may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 7.2         Transfers of Stock. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation upon authorization by the registered holder thereof or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a transfer agent for such stock, and if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of any taxes thereon; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer.

Section 7.3         Lost Certificates. The Corporation may issue a new share certificate or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or the owner’s legal representative to give the Corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares. The Board of Directors may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

Section 7.4         Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

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Section 7.5         Record Date for Determining Stockholders.

(a)        In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjourned meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjourned meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b)        In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 7.6         Regulations. To the extent permitted by applicable law, the Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of stock of the Corporation.

Section 7.7         Waiver of Notice. Whenever notice is required to be given under any provision of the DGCL or the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, the Board of Directors or a committee of the Board of Directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

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Article VIII
GENERAL MATTERS

Section 8.1         Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January of each year and end on the last day of December of the same year, or shall extend for such other 12 consecutive months as the Board of Directors may designate.

Section 8.2         Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary of the Corporation. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Chief Financial Officer or by the Secretary.

Section 8.3         Reliance Upon Books, Reports and Records. Each director and each member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 8.4         Subject to Law and Certificate of Incorporation. All powers, duties and responsibilities provided for in these Bylaws, whether or not explicitly so qualified, are qualified by the Certificate of Incorporation and applicable law.

Article IX
AMENDMENTS

Section 9.1         Amendments. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal these Bylaws. The stockholders may make additional Bylaws and may alter and repeal any Bylaws whether adopted by them or otherwise.

The foregoing Bylaws were adopted by the Board of Directors on November 3, 2021.

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